Exhibit 99.1

DONNELLEY FINANCIAL REPORTS SECOND-QUARTER 2017 RESULTS

Chicago, August 2, 2017 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the second quarter 2017.

Highlights:

•	Second-quarter net sales of $290.2 million declined 2.6% from the second quarter of 2016

•	Second-quarter GAAP net earnings of $18.8 million, or $0.57 per diluted share, compared to GAAP net earnings in the second quarter of 2016 of $36.3 million, or $1.12 per diluted share

•	Second-quarter 2016 does not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley

•	Second-quarter non-GAAP net earnings(1) of $24.9 million, or $0.76 per diluted share, compared to non-GAAP net earnings in the second quarter of 2016 of $37.5 million, or $1.16 per diluted share

•	Second-quarter 2016 does not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley

•	Non-GAAP adjusted EBITDA(1) in the quarter was $63.9 million, or 22.0% of net sales, compared to non-GAAP adjusted EBITDA in the second quarter of 2016 of $71.8 million, or 24.1% of net sales

•	Company reaffirms its previous guidance and provides additional guidance detail for full-year 2017

(1)	Non-GAAP net earnings and non-GAAP adjusted EBITDA are non-GAAP measures that exclude the impact of items noted in the reconciliation in the attached schedules. See the attached schedules for amounts and reconciliations to the most comparable GAAP measures.

“Against our most challenging comparable of the year, our second-quarter results were in line with our expectations, and as such, we reaffirm our previous full-year guidance,” said Daniel N. Leib, Donnelley Financial’s President and Chief Executive Officer. “As we head into the second half of the year, we are pleased with our year-to-date performance and are optimistic about the outlook for the remainder of the year. We continue to maintain our strong market position and grow our software product offerings across the platform. Since the spin-off from RR Donnelley, we have reduced our total debt by $111 million and are on track to end the year within our targeted leverage range of 2.25x to 2.75x, while also continuing to invest for growth.”

Net Sales

Net sales in the second quarter of 2017 were $290.2 million, a decrease of $7.8 million, or 2.6%, from the second quarter of 2016. After adjusting for changes in foreign exchange rates, organic sales decreased 1.8% from the second quarter of 2016 driven primarily by lower capital markets transactions volume partially offset by higher mutual funds volume and growth in our software product offerings.

GAAP Earnings

Second-quarter 2017 net earnings were $18.8 million, or $0.57 per diluted share, compared to net earnings of $36.3 million, or $1.12 per diluted share, in the second quarter of 2016. Second-quarter 2016 net earnings do not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley. The second-quarter net earnings included after-tax charges of $6.1 million and $1.2 million in 2017 and 2016, respectively, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Non-GAAP adjusted EBITDA in the second quarter of 2017 was $63.9 million, compared to $71.8 million in the second quarter of 2016. Non-GAAP adjusted EBITDA margin in the second quarter of 2017 was 22.0%, 210 basis points lower than in the second quarter of 2016. The decrease in non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin was primarily due to lower capital markets transactions volume and higher costs driven by the separation from RR Donnelley, partially offset by cost reduction actions and higher mutual funds volume.

Non-GAAP net earnings totaled $24.9 million, or $0.76 per diluted share, in the second quarter of 2017 compared to $37.5 million, or $1.16 per diluted share, in the second quarter of 2016. Second-quarter 2016 non-GAAP net earnings do not include interest expense associated with the debt raised in connection with the spin-off from RR Donnelley. Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings are presented in the attached schedules.

Dis-synergies and Allocation of Costs in Historical Carve-out Accounting

As previously communicated, the Company expects to recognize approximately $13.3 million of incremental costs in 2017 compared to 2016, related to dis-synergies and ongoing costs in excess of historical allocations. Of the $13.3 million, approximately $5.0 million was recognized in the first quarter and $3.0 million in the second quarter, with the remaining $5.3 million expected to be recognized in the third quarter of 2017.

2017 Guidance

The Company reaffirms its full-year guidance for 2017 for revenue, non-GAAP adjusted EBITDA and free cash flow and also provides additional guidance detail for full-year 2017:

Current Guidance
Net sales	Approximately $1 billion, representing organic growth in the range of 3% to 5%
Non-GAAP adjusted EBITDA	$175 to $180 million
Depreciation and amortization	$40 to $45 million
Interest expense	Approximately $43 million
Non-GAAP effective tax rate	40% to 42%
Diluted share count	Approximately 33 million
Capital expenditures	$30 to $35 million
Free cash flow(1)	$50 to $60 million

(1)	Defined as operating cash flow less capital expenditures

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

Donnelley Financial will host a conference call and simultaneous webcast to discuss its second-quarter results today, Wednesday, August 2, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The live webcast will be accessible on Donnelley Financial’s web site: www.dfsco.com. Individuals wishing to participate must register in advance at http://www.meetme.net/DFIN. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8403075#.

About Donnelley Financial

Donnelley Financial (NYSE: DFIN) provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,500 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients.

For more information about Donnelley Financial, visit dfsco.com.

Investor Contact:

Sloan Bohlen

Solebury Communications Group

investors@dfsco.com

Use of non-GAAP Information

Non-GAAP net earnings, non-GAAP adjusted EBITDA and free cash flow are non-GAAP financial measures as defined under the rules of the SEC. As calculated in the attached schedules, non-GAAP net earnings is defined as GAAP net earnings (loss) adjusted for restructurings and impairments, acquisition-related expenses, share-based compensation expense, spin-off related transaction expenses and certain other charges or credits; non-GAAP adjusted EBITDA is defined as GAAP net earnings (loss) adjusted for income taxes, interest expense, depreciation and amortization, restructurings and impairments, acquisition-related expenses, share-based compensation expense, spin-off related transaction expenses and certain other charges or credits; free cash flow is defined as net cash provided by operating activities less capital expenditures.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Donnelley Financial and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about Donnelley Financial management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Donnelley Financial believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Donnelley Financial’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Donnelley Financial’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in Donnelley Financial’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Donnelley Financial’s Form 10-K for the fiscal year ended December 31, 2016, those discussed under “Cautionary Statement” in Donnelley Financial’s quarterly Form 10-Q filings, and in other investor communications of Donnelley Financial’s from time to time. Donnelley Financial does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2017 and December 31, 2016

(UNAUDITED)

(in millions, except per share data)

	June 30, 2017	December 31, 2016
Assets

Cash and cash equivalents	$8.1	$36.2
Receivables, less allowances for doubtful accounts of $8.5 in 2017 (2016 - $6.4)	257.1	156.2
Receivables from R.R. Donnelley	14.8	96.0
Inventories	26.0	24.1
Prepaid expenses and other current assets	14.1	17.1

Total Current Assets	320.1	329.6

Property, plant and equipment - net	34.8	35.5
Goodwill	446.9	446.4
Other intangible assets - net	47.6	54.3
Software - net	39.7	41.6
Deferred income taxes	39.9	37.0
Other noncurrent assets	39.4	34.5

Total Assets	$968.4	$978.9

Liabilities

Accounts payable	$82.5	$85.3
Accrued liabilities	103.9	100.7
Short-term debt	1.0	—

Total Current Liabilities	187.4	186.0

Long-term debt	524.9	587.0
Deferred compensation liabilities	24.0	24.4
Pension and other postretirement benefits plan liabilities	53.0	56.4
Other noncurrent liabilities	12.5	14.0

Total Liabilities	801.8	867.8

Equity

Common stock, $0.01 par value
Authorized: 65.0 shares;	—	—
Issued: 33.7 shares in 2017 (2016 - 32.6 shares)	0.3	0.3
Additional paid-in capital	204.2	179.9
Retained earnings (deficit)	27.3	(0.8)
Accumulated other comprehensive loss	(65.2)	(68.3)

Total Equity	166.6	111.1

Total Liabilities and Equity	$968.4	$978.9

Donnelley Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Operations

For the Three and Six Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON-GAAP
Services net sales	$177.1	$—	$177.1	$174.9	$—	$174.9	$331.1	$—	$331.1	$314.7	$—	$314.7
Products net sales	113.1	—	113.1	123.1	—	123.1	226.4	—	226.4	223.4	—	223.4

Total net sales	290.2	—	290.2	298.0	—	298.0	557.5	—	557.5	538.1	—	538.1

Services cost of sales (1)	80.8	—	80.8	78.5	—	78.5	158.5	—	158.5	150.4	—	150.4
Services cost of sales with R.R. Donnelley affiliates (1)	9.6	—	9.6	9.5	—	9.5	19.5	—	19.5	20.7	—	20.7
Products cost of sales (1)	68.8	—	68.8	62.9	—	62.9	131.8	—	131.8	117.9	—	117.9
Products cost of sales with R.R. Donnelley affiliates (1)	13.5	—	13.5	16.7	—	16.7	32.3	—	32.3	37.1	—	37.1

Total cost of sales (1)	172.7	—	172.7	167.6	—	167.6	342.1	—	342.1	326.1	—	326.1

Selling, general and administrative expenses (SG&A) (1)	60.5	(6.9)	53.6	59.3	(0.7)	58.6	117.2	(10.7)	106.5	108.3	(1.0)	107.3
Restructuring, impairment and other charges - net	3.2	(3.2)	—	1.3	(1.3)	—	7.0	(7.0)	—	1.9	(1.9)	—
Depreciation and amortization	10.9	—	10.9	10.8	—	10.8	21.1	—	21.1	20.3	—	20.3

Income from operations	42.9	10.1	53.0	59.0	2.0	61.0	70.1	17.7	87.8	81.5	2.9	84.4

Interest expense - net	11.0	—	11.0	0.1	—	0.1	22.1	—	22.1	0.4	—	0.4

Earnings before income taxes	31.9	10.1	42.0	58.9	2.0	60.9	48.0	17.7	65.7	81.1	2.9	84.0

Income tax expense	13.1	4.0	17.1	22.6	0.8	23.4	19.9	7.0	26.9	31.4	1.1	32.5

Net earnings	$18.8	$6.1	$24.9	$36.3	$1.2	$37.5	$28.1	$10.7	$38.8	$49.7	$1.8	$51.5

Net earnings per share:
Basic net earnings per share	$0.57		$0.76	$1.12		$1.16	$0.86		$1.19	$1.53		$1.59
Diluted net earnings per share	$0.57		$0.76	$1.12		$1.16	$0.86		$1.18	$1.53		$1.59
Weighted average number of common shares outstanding (2):
Basic	32.7		32.7	32.4		32.4	32.6		32.6	32.4		32.4
Diluted	32.9		32.9	32.4		32.4	32.8		32.8	32.4		32.4

Additional information:
Gross margin (1)	40.5%		40.5%	43.8%		43.8%	38.6%		38.6%	39.4%		39.4%
SG&A as a % of total net sales (1)	20.8%		18.5%	19.9%		19.7%	21.0%		19.1%	20.1%		19.9%
Operating margin	14.8%		18.3%	19.8%		20.5%	12.6%		15.7%	15.1%		15.7%
Effective tax rate	41.1%		40.7%	38.4%		38.4%	41.5%		40.9%	38.7%		38.7%

(1)	Exclusive of depreciation and amortization
(2)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by R.R. Donnelley ("RRD"), totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2017					For the Six Months Ended June 30, 2017
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$60.5	$42.9	14.8%	$18.8	$0.57	$117.2	$70.1	12.6%	$28.1	$0.86

Non-GAAP adjustments:

Restructuring, impairment and other charges - net	—	3.2	1.1%	2.0	0.07	—	7.0	1.2%	4.3	0.13
Spin-off related transaction expenses	(4.5)	4.5	1.6%	2.7	0.08	(7.2)	7.2	1.3%	4.3	0.13
Share-based compensation expense	(2.4)	2.4	0.8%	1.4	0.04	(3.5)	3.5	0.6%	2.1	0.06

Total Non-GAAP adjustments	(6.9)	10.1	3.5%	6.1	0.19	(10.7)	17.7	3.1%	10.7	0.32

Non-GAAP measures	$53.6	$53.0	18.3%	$24.9	$0.76	$106.5	$87.8	15.7%	$38.8	$1.18

	For the Three Months Ended June 30, 2016					For the Six Months Ended June 30, 2016
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (1)	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (1)
GAAP basis measures	$59.3	$59.0	19.8%	$36.3	$1.12	$108.3	$81.5	15.1%	$49.7	$1.53

Non-GAAP adjustments:

Restructuring, impairment and other charges - net	—	1.3	0.5%	0.8	0.03	—	1.9	0.4%	1.2	0.04
Share-based compensation expense	(0.7)	0.7	0.2%	0.4	0.01	(1.0)	1.0	0.2%	0.6	0.02

Total Non-GAAP adjustments	(0.7)	2.0	0.7%	1.2	0.04	(1.0)	2.9	0.6%	1.8	0.06

Non-GAAP measures	$58.6	$61.0	20.5%	$37.5	$1.16	$107.3	$84.4	15.7%	$51.5	$1.59

(1)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by RRD, totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated

For the Three Months Ended June 30, 2017
Net sales	$241.7	$48.5	$—	$290.2
Income (loss) from operations	48.1	5.9	(11.1)	42.9
Operating margin %	19.9%	12.2%	nm	14.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	2.7	0.5	—	3.2
Spin-off related transaction expenses	1.8	—	2.7	4.5
Share-based compensation expense	—	—	2.4	2.4

Total Non-GAAP adjustments	4.5	0.5	5.1	10.1

Non-GAAP income (loss) from operations	$52.6	$6.4	$(6.0)	$53.0
Non-GAAP operating margin %	21.8%	13.2%	nm	18.3%

Depreciation and amortization	9.5	1.4	—	10.9

Non-GAAP Adjusted EBITDA	$62.1	$7.8	$(6.0)	$63.9
Non-GAAP Adjusted EBITDA margin %	25.7%	16.1%	nm	22.0%

For the Three Months Ended June 30, 2016
Net sales	$262.0	$36.0	$—	$298.0
Income (loss) from operations	59.3	3.1	(3.4)	59.0
Operating margin %	22.6%	8.6%	nm	19.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.1	0.2	—	1.3
Share-based compensation expense	—	—	0.7	0.7

Total Non-GAAP adjustments	1.1	0.2	0.7	2.0

Non-GAAP income (loss) from operations	$60.4	$3.3	$(2.7)	$61.0
Non-GAAP operating margin %	23.1%	9.2%	nm	20.5%

Depreciation and amortization	9.4	1.0	0.4	10.8

Non-GAAP Adjusted EBITDA	$69.8	$4.3	$(2.3)	$71.8
Non-GAAP Adjusted EBITDA margin %	26.6%	11.9%	nm	24.1%

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Six Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated

For the Six Months Ended June 30, 2017
Net sales	$472.1	$85.4	$—	$557.5
Income (loss) from operations	85.1	6.1	(21.1)	70.1
Operating margin %	18.0%	7.1%	nm	12.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	5.2	1.2	0.6	7.0
Spin-off related transaction expenses	1.8	—	5.4	7.2
Share-based compensation expense	—	—	3.5	3.5

Total Non-GAAP adjustments	7.0	1.2	9.5	17.7

Non-GAAP income (loss) from operations	$92.1	$7.3	$(11.6)	$87.8
Non-GAAP operating margin %	19.5%	8.5%	nm	15.7%

Depreciation and amortization	18.3	2.8	—	21.1

Non-GAAP Adjusted EBITDA	$110.4	$10.1	$(11.6)	$108.9
Non-GAAP Adjusted EBITDA margin %	23.4%	11.8%	nm	19.5%

For the Six Months Ended June 30, 2016
Net sales	$470.1	$68.0	$—	$538.1
Income (loss) from operations	81.3	6.1	(5.9)	81.5
Operating margin %	17.3%	9.0%	nm	15.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.7	0.2	—	1.9
Share-based compensation expense	—	—	1.0	1.0

Total Non-GAAP adjustments	1.7	0.2	1.0	2.9

Non-GAAP income (loss) from operations	$83.0	$6.3	$(4.9)	$84.4
Non-GAAP operating margin %	17.7%	9.3%	nm	15.7%

Depreciation and amortization	17.7	2.1	0.5	20.3

Non-GAAP Adjusted EBITDA	$100.7	$8.4	$(4.4)	$104.7
Non-GAAP Adjusted EBITDA margin %	21.4%	12.4%	nm	19.5%

Donnelley Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Six Months Ended June 30,
	2017	2016
Net earnings	$28.1	$49.7
Adjustments to reconcile net earnings to net cash used in operating activities:
Impairment charges	0.2	—
Depreciation and amortization	21.1	20.3
Provision for doubtful accounts receivable	3.6	1.4
Share-based compensation	3.5	1.0
Deferred income taxes	(3.2)	(0.7)
Net pension and other postretirement benefits plan income	(1.7)	(0.2)
Loss on investments and other assets - net	—	0.1
Other	1.2	—
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(89.6)	(96.9)
Inventories	(1.9)	(1.1)
Prepaid expenses and other current assets	(1.3)	(6.5)
Accounts payable	(2.3)	4.2
Income taxes payable and receivable	8.8	(0.4)
Accrued liabilities and other	(4.4)	(3.4)
Pension and other postretirement benefits plan contributions	(1.5)	(1.1)

Net cash used in operating activities	$(39.4)	$(33.6)

Capital expenditures	(12.0)	(12.3)
Purchase of investment	(3.4)	—
Other investing activities	0.2	(1.6)

Net cash used in investing activities	$(15.2)	$(13.9)

Revolving facility borrowings	174.0	—
Payments on revolving facility borrowings	(169.0)	—
Payments on current maturities and long-term debt	(68.0)	—
Debt issuance costs	(1.5)	—
Separation-related payment from R.R. Donnelley	68.0	—
Proceeds from the issuance of common stock	18.8	—
Net transfers related to the Separation	3.0	—
Net change in short-term debt	1.0	(8.8)
Net transfers from Parent and affiliates	—	69.5
Other financing activities	—	0.4

Net cash provided by financing activities	$26.3	$61.1

Effect of exchange rate on cash and cash equivalents	0.2	5.2

Net decrease (increase) in cash and cash equivalents	$(28.1)	$18.8

Cash and cash equivalents at beginning of period	36.2	15.1

Cash and cash equivalents at end of period	$8.1	$33.9

Additional Information:
	2017	2016
For the Six Months Ended June 30:
Net cash used in operating activities	$(39.4)	$(33.6)
Less: capital expenditures	12.0	12.3

Free cash flow	$(51.4)	$(45.9)

	2017	2016
For the Three Months Ended March 31:
Net cash used in operating activities	$(38.2)	$(43.7)
Less: capital expenditures	4.3	8.5

Free cash flow	$(42.5)	$(52.2)

	2017	2016
For the Three Months Ended June 30:
Net cash (used in) provided by operating activities	$(1.2)	$10.1
Less: capital expenditures	7.7	3.8

Free cash flow	$(8.9)	$6.3

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Six Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Three Months Ended	For the Six Months Ended
	Reported net sales	Reported net sales
June 30, 2017
Capital Markets	$136.9	$256.0
Investment Markets	94.2	194.3
Language Solutions and other	10.6	21.8

U.S.	241.7	472.1
International	48.5	85.4

Consolidated	$290.2	$557.5

June 30, 2016
Capital Markets	$164.3	$271.1
Investment Markets	88.5	179.6
Language Solutions and other	9.2	19.4

U.S.	262.0	470.1
International	36.0	68.0

Consolidated	$298.0	$538.1

Net sales change
Capital Markets	(16.7%)	(5.6%)
Investment Markets	6.4%	8.2%
Language Solutions and other	15.2%	12.4%

U.S.	(7.7%)	0.4%
International	34.7%	25.6%
Consolidated	(2.6%)	3.6%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S.	—%	—%
International	(6.7%)	(5.4%)
Consolidated	(0.8%)	(0.7%)

Net organic sales change (1)
U.S.	(7.7%)	0.4%
International	41.4%	31.0%
Consolidated	(1.8%)	4.3%

(1)	Adjusted for the impact of changes in FX rates

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended June 30, 2017 and 2016

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

GAAP net earnings (loss)	$37.5	$18.8	$9.3	$(0.8)	$10.2

Adjustments
Income tax expense (benefit)	23.7	13.1	6.8	(4.1)	7.9
Interest expense (income)-net	33.4	11.0	11.1	11.4	(0.1)
Depreciation and amortization	44.1	10.9	10.2	13.2	9.8
Restructuring, impairment and other charges-net	10.5	3.2	3.8	1.8	1.7
Share-based compensation expense	5.0	2.4	1.1	1.3	0.2
Spin-off related transaction expenses	12.1	4.5	2.7	4.9	—

Total Non-GAAP adjustments	128.8	45.1	35.7	28.5	19.5

Non-GAAP adjusted EBITDA	$166.3	$63.9	$45.0	$27.7	$29.7

Net sales	$1,002.9	$290.2	$267.3	$221.0	$224.4
Non-GAAP adjusted EBITDA margin %	16.6%	22.0%	16.8%	12.5%	13.2%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

GAAP net earnings	$89.7	$36.3	$13.4	$23.2	$16.8

Adjustments
Income tax expense	57.3	22.6	8.8	14.8	11.1
Interest expense-net	0.9	0.1	0.3	0.2	0.3
Investment and other income-net	(0.1)	—	—	(0.1)	—
Depreciation and amortization	40.3	10.8	9.5	9.7	10.3
Restructuring, impairment and other charges-net	4.4	1.3	0.6	1.1	1.4
Share-based compensation expense	1.6	0.7	0.3	0.3	0.3

Total Non-GAAP adjustments	104.4	35.5	19.5	26.0	23.4

Non-GAAP adjusted EBITDA	$194.1	$71.8	$32.9	$49.2	$40.2

Net sales	$1,008.3	$298.0	$240.1	$238.6	$231.6
Non-GAAP adjusted EBITDA margin %	19.3%	24.1%	13.7%	20.6%	17.4%

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of June 30, 2017 and December 31, 2016

(UNAUDITED)

(in millions)

Total Liquidity	June 30, 2017	December 31, 2016
Availability
Stated amount of the Revolving Facility	$300.0	$300.0
Less: availability reduction from covenants	79.6	145.4

Amount available under the Revolving Facility (1)	220.4	154.6

Usage
Borrowings under the Revolving Facility (1)	6.0	—
Impact on availability related to outstanding letters of credit	0.1	0.9

	6.1	0.9

Availability under the Revolving Facility	214.3	153.7

Cash (2)	8.1	36.2

Net Available Liquidity	$222.4	$189.9

Short-term debt	$1.0	$—
Long-term debt	524.9	587.0

Total debt	$525.9	$587.0

Non-GAAP adjusted EBITDA for the twelve months ended June 30, 2017 and the year ended December 31, 2016	$166.3	$162.1

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.2x	3.6x

(1)	On September 30, 2016, the Company entered into a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were $6.0 million of outstanding borrowings under the Revolving Facility as of June 30, 2017. Based on the Company’s results of operations for the twelve months ended June 30, 2017 and existing debt, the Company would have had the ability to utilize $214.3 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.
(2)	Approximately 73% and 46% of cash as of June 30, 2017 and December 31, 2016, respectively, was located outside of the U.S. Certain cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.